Exhibit 99.2
NOTICE OF PARTIAL REDEMPTION

TO THE HOLDERS OF

8.75% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
(CUSIP NO. 92556D205)

On behalf of Via Renewables, Inc. (“Via Renewables” or the “Company”), notice is hereby given that the Company has elected to redeem 319,216 shares, approximately 10%, of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” or the “shares”), at a redemption price equal to $25.00 per share in cash, plus $0.23497 per share of accumulated and unpaid dividends thereon (the “Redemption Price”) to, but not including, the redemption date of August 15, 2025.
All shares of Series A Preferred Stock are issued in book-entry form only through the facilities of The Depository Trust Company (“DTC”). Accordingly, the redemption of the Series A Preferred Stock, including payment of the Redemption Price, will be completed according to DTC’s procedures. Selection of the shares of Series A Preferred Stock for redemption will be made by lot in accordance with the procedures of The Depository Trust Corporation.
Payment to DTC for the Series A Preferred Stock so redeemed will be made by Equiniti Trust Company, LLC (“Equiniti”), as transfer agent. Additional information related to the redemption procedures may be obtained from Equiniti by calling 718-921-8317.

Dated: July 16, 2025